UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2013

ORGANOVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-35996

Delaware	27-1488943
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6275 Nancy Ridge Dr.,

San Diego, California 92121

(Address of principal executive offices, including zip code)

(858) 550-9994

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On September 12, 2013, Keith Murphy, Chief Executive Officer and President of Organovo Holdings, Inc. (the “Company”), will be participating in a live webcast presentation to investors via RetailInvestorConferences.com. The presentation will take place at 11:00 AM EDT, and investors may access the presentation at www.retailinvestorconferences.com > click on red “register / watch event now” button. A copy of the presentation slides will be available on the Company’s website under the “Investors” tab.

The presentation will be a live, interactive online event where investors are invited to ask questions in real-time - both in the presentation hall as well as the Company’s “virtual trade booth.” If attendees are not able to join the event live on the day of the conference, an on-demand archive will be available for 90 days.

A press release regarding the live webcast presentation is attached hereto as Exhibit 99.1.

The information furnished on this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated September 9, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANOVO HOLDINGS, INC.

Date: September 11, 2013	/s/ Keith Murphy
Keith Murphy
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated September 9, 2013.